Exhibit 1(h)

Risk Committee Charter

(English Translation)

1	Purpose

1.1	The Risk Committee (“Committee”), as a committee of the Board of Directors (“Board”) of Mitsubishi UFJ Financial Group, Inc. (“Company”), shall review and deliberate matters relating to the risk management operations of the Company and its subsidiaries (collectively, “Group”).

1.2	To assist the Board with oversight of the operations of the Group, the Committee shall review and deliberate the following matters, and shall make reports and recommendations to the Board on such reviewed and deliberated matters as the Committee determines to be material:

(1)	material matters relating to the risk management operations,

(2)	matters relating to Top Risk Matters, and

(3)	such other material matters as the Committee deems necessary to be reviewed and discussed by it.

1.3	The Committee shall perform such duties and responsibilities in relation to the U.S. Risk Committee as are imposed on the Committee under Section 6 below.

2	Composition

2.1	Membership

(1)	The Committee shall consist of two or more “outside directors” (Note), and executive officers and the majority of the members shall be outside directors. The members shall be appointed by the Board.

(Note):	Outside directors are including inside directors who are non-executive and highly independent.

(2)	Each Committee member shall have such expertise and work experience as well as understanding regarding the Group’s risk profile and risk management as are necessary to fulfill the duties and responsibilities of the Committee. The Committee members shall collectively maintain appropriate knowledge and expertise relating to risks affecting the financial sector and the management of such risks.

2.2	The Board shall appoint a Committee member who is an outside director to serve as the Committee Chair. The Committee Chair shall (1) call meetings of the Committee, (2) establish the agendas for the meetings in consultation with the other Committee members, and (3) preside at the meetings.

2.3	If the Committee Chair is unable to fulfill his or her duties as the Committee Chair, another Committee member shall act in the place, and perform such duties, of the Committee Chair according to such order of substitution by Committee members as shall be pre-determined by the Committee.

2.4	The secretariat office of the Committee shall be established within Corporate Risk Management Division, Credit & Investment Management Division and Corporate Administration Division (the Secretariat Office of the Board of Directors).

3	Operations

3.1	The Committee shall meet once each quarter unless it otherwise determines, in which case it shall meet as it deems necessary.

3.2	A resolution of the Committee shall be adopted with the affirmative vote of a simple majority of the members present at a meeting, the quorum for which shall be a simple majority of the members who are entitled to vote. Any member who is interested in a matter to be resolved by the Committee may not participate in the resolution of the matter.

3.3	Non-executive directors may attend meetings and share their opinions with the Committee.

3.4	Meetings of the Committee shall be attended by the members of the Committee and, as instructed by the Committee Chair, by members of the Committee’s secretariat office. The Committee may, as it deems necessary, request directors, corporate executive officers, executive officers, general managers and other employees of the Group as well as any external adviser retained pursuant to Section 4.3 hereof attend its meetings.

3.5	The Committee may, as it deems necessary, share information relating to its review and deliberation with divisions and offices of the Company and with the Company’s subsidiaries through any person who attends a meeting of the Committee pursuant to Section 3.4 hereof.

3.6	The Committee Chair or a Committee member who is designated by the Committee Chair shall make reports and recommendations to the Board on such matters which have been reviewed and deliberated by the Committee as the Committee determines to be material. If Committee members or other persons participating in the review and deliberation of such matters have opinions regarding such matters which differ from the Committee’s reports or recommendations, the Committee shall disclose such opinions to the Board.

3.7	The Committee shall, as it deems necessary, obtain reports on material matters relating to risk management from the Group Chief Risk Officer as well as the Corporate Risk Management Division, the Credit & Investment Management Division and other divisions of the Company involved in risk management, and shall coordinate with them as appropriate.

3.8	The Committee shall have prepared minutes of its meetings to properly record its discussions, deliberations and reports, and shall have such minutes appropriately maintained.

3.9	The Committee shall conduct an annual evaluation of the performance of its duties and responsibilities and shall report the results of such evaluation to the Board.

4	Authority

4.1	The Committee shall have the authority, among other things, to have divisions or offices of the Company or the subsidiaries of the Company to provide information relevant to the Committee’s review and deliberation, to conduct investigations, to consider measures to be implemented, and to provide reports or explanations on the implementation of measures during a meeting of the Committee, so as to assist the Committee in making recommendations and reports to the Board.

4.2	In the event that the Committee makes a recommendation to the Board, the Committee shall have the authority to have any division or office of the Company tasked with working on such recommendation report to the Committee on the progress on such work and other relevant matters.

4.3	The Committee shall have the authority, upon a resolution of the Board, to retain such external experts as it determines necessary and have such experts participate in discussions of the Committee.

4.4	The Company shall provide the funding and other resources as the Committee determines appropriate for the fulfillment of the Committee’s purpose and duties and responsibilities set forth herein.

4.5	The Committee shall have the authority to appropriately fulfill any and all such duties and responsibilities in relation to the U.S. Risk Committee as are imposed on the Committee under Section 6 hereof.

5	Duties and Responsibilities

5.1	Review and Deliberation of Material Matters Relating to the Risk Management Operations of the Group

(1)	The Committee shall, as it determines necessary, review and deliberate the following matters relating to the risk taking and the risk management of the Group:

•	compliance with the risk capacity and appetite limits in light of each risk management indicator, and

•	other material matters relating to the risk taking and the risk management of the Group.

(2)	The Committee shall, as it determines necessary, review and deliberate the following matters relating to the risk management framework and the risk management methodologies of the Group:

•	the risk appetite framework process and the risk appetite statement (including the risk culture), and

•	other material matters relating to the risk management framework and the risk management methodologies of the Group.

(3)	The Committee shall, as it determines necessary, review and deliberate the following matters relating to plans, measures and other aspects of the operations of the Group from a risk management perspective:

•	risk appetite analyses (including capital allocation) in the process of preparing business plans,

•	stress test scenarios and results, and

•	other material matters relating to plans, measures and other aspects of the operations of the Group.

5.2	Review and Deliberation of Top Risk Matters

(1)	The Committee shall review and deliberate risks which, if they materialize, are expected to have a material impact on the operations of the Group as well as emerging risks and increasing risks to the Group.

5.3	Review and Deliberation of Other Material Matters Determined to Be Appropriate for the Committee’s Review and Deliberation

(1)	The Committee shall review and deliberate such matters other than those set forth in Sections 5.1 and 5.2 hereof as the Committee Chair determines appropriate for the Committee’s review and deliberation.

5.4	Reports and Recommendations to the Board

(1)	The Committee shall make reports and recommendations to the Board on such matters set forth in Sections 5.1, 5.2 and 5.3 hereof as the Committee determines to be material.

5.5	Communication and Coordination with the Audit Committee

(1)	The Committee shall communicate and coordinate, as appropriate, with the Audit Committee with respect to the matters set forth in Sections 5.1, 5.2 and 5.3 hereof.

6	Relationship with the U.S. Risk Committee

6.1	The Committee shall approve by resolution any amendment to, or the abolishment of, the U.S. Risk Committee Policy and the U.S. Risk Committee Operating Procedure and the appointment of the Chair of the U.S. Risk Committee.

6.2	The Committee shall receive the report or the recommendation on the material matters which have been reviewed and deliberated at the U.S. Risk Committee based on the U.S. Risk Committee Policy.

6.3	The Committee shall monitor the operations of the U.S. Risk Committee and periodically report to the Board on the results of such monitoring.

6.4	The Committee shall provide prior consent to such liquidity risk tolerance for the Combined U.S. Operations as is established by the U.S. Risk Committee.

6.5	The Committee may, as it determines necessary, express its view to, or request information from, the U.S. Risk Committee regarding the U.S. Risk Committee’s discussion or determination on a material matter. In the event that the Committee expresses its view to, or requests information from, the U.S. Risk Committee pursuant to this Section 6.5, the Committee shall make a report or recommendation to the Board regarding such communication and the results of such communication.

6.6	The Committee and the Nominating and Governance Committee shall discuss candidates for the U.S. Risk Committee and make reports or recommendations to the Board on such candidates prior to the Board’s resolution on the appointment of any member of the U.S. Risk Committee.

7	Amendments

7.1	The Committee shall annually review this Charter in terms of its effectiveness, appropriateness and other criteria, considering the Committee’s self-evaluation conducted in accordance with Section 3.9 hereof, and determine whether the Charter should be amended. If the Committee determines that any amendment to the Charter is necessary, the Committee shall propose such amendment to the Board.

End

Date of Establishment

December 1, 2017

Date of Amendment

July 1, 2018

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